Exhibit 99.2
CareDx Completes Acquisition of Naveris, Extending Leadership into High-Growth Specialty Oncology

NavDx® is the only Medicare-covered MRD test for HPV-positive Head & Neck and Anal Cancers

Expands CareDx’s estimated addressable market to more than $12 billion across transplant, specialty oncology, and cell therapy

CareDx, Inc. (Nasdaq: CDNA), a leading precision medicine diagnostics company in transplant, specialty oncology, and cell therapy today announced the successful completion of its previously announced acquisition of Naveris, following the satisfaction of all closing conditions. The transaction terms were disclosed at the time of announcement in April 2026.

Naveris’s lead product, NavDx, is a blood-based test that detects and monitors viral-mediated cancers — including human papillomavirus (HPV)-associated head and neck and anal cancers — from diagnosis through post-treatment molecular residual disease (MRD) surveillance. NavDx is the first and only Medicare-covered assay for HPV-driven head and neck and anal cancer MRD.

Over 130,000 NavDx tests have been commercially reported to date. The test first obtained Medicare coverage in 2023 and has an ADLT Medicare reimbursement rate of $1,800. In 2025, Naveris generated approximately $35 million in revenue, more than doubling year-over-year. CareDx now offers a portfolio of precision diagnostic testing services across solid organ transplant, cell therapy-based hematologic malignancies, and viral-mediated cancers, addressing a U.S. market that is now estimated to exceed $12 billion.
"CareDx wins by commercializing category-leading, repeat molecular biomarker testing for patients with a high burden of disease — that's our growth model," said John Hanna, President and Chief Executive Officer of CareDx. "NavDx fits that model precisely. We believe we have the platform and the focus to scale it, and we expect it to be a meaningful contributor to CareDx’s growth from day one."

Beginning in the third quarter of 2026, Naveris will be included in CareDx’s consolidated financial results.

About CareDx

CareDx is a leading precision medicine diagnostics company advancing care in transplant, specialty oncology, and cell therapy. Through non-invasive longitudinal molecular biomarker testing, digital health, and patient support solutions, CareDx is dedicated to improving patient outcomes. For more information, please visit www.caredx.com.
Forward Looking Statements

This press release includes forward-looking statements related to CareDx including statements regarding the expected completion and timing of the acquisition, the anticipated impact of the transaction on CareDx’s business, financial profile, and operating results, the benefits of the Naveris product, reimbursement coverage for the Naveris product, the achievement of CareDx’s financial and operational goals and its expectations and prospects for 2026, the ability of CareDx to advance Naveris’ platform technologies on a timely basis, if at all, the ability to satisfy all closing conditions and complete the transaction, difficulties or unanticipated expenses in connection with integrating the companies, and other statements that are not historical facts. These forward-looking statements are based on information currently available to CareDx and its current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the failure to obtain required regulatory approvals or satisfy closing conditions, delays in completing the transaction, general economic and market factors, and other risks discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by CareDx with the SEC on February 25, 2026, and other reports that CareDx has filed with the SEC. Any of these risks may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

CareDx, Inc.

Media
Natasha Moshirian Wagner
nwagner@CareDx.com

Investor Relations
Caroline Corner
investor@CareDx.com